Exhibit 23.1

Deloitte Touche Tohmatsu Rua Alexandre Dumas, 1981 04717-906 - Sao Paulo - SP Brasil

Tel.: +55 (11) 5186-1000 Fax: +55 (11) 5181-2911 www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated July 20, 2009 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu Auditores Independentes

Deloitte Touche Tohmatsu Auditores Independentes
February 11, 2010